Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the R.H. Donnelley 401(k) Savings Plan of our report dated January 31, 2003, with respect to the combined consolidated financial statements of the directory publishing operations of Sprint Corporation (Sprint Publishing & Advertising) for the year ended December 31, 2002 included in R.H. Donnelley Corporation’s Annual Report (Form 10-K/A) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Kansas City, Missouri
June 27, 2005

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